SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

OTELCO INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 9, 2020, Otelco Inc. (the “Company”) held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the Definitive Proxy Statement, dated September 9, 2020, which was first mailed to the Company’s stockholders on September 9, 2020.

As of the close of business on September 8, 2020, the record date for the Special Meeting, there were 3,421,794 shares of Class A common stock, par value $0.01 per share, of the Company (“common shares”) issued and outstanding and entitled to vote at the Special Meeting.  Approximately 70.69% of all of the issued and outstanding common shares entitled to vote were represented in person virtually or by proxy at the Special Meeting.  Each of the three proposals was approved by the requisite vote of the Company’s stockholders.  The tables below detail the voting results for each proposal:

1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 26, 2020 (as may be amended from time to time, the ‘‘Merger Agreement’’), by and among the Company, Future Fiber FinCo, Inc. and Olympus Merger Sub, Inc.  Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,404,874	13,111	1,198	NA

The proposal to adopt the Merger Agreement received the affirmative vote of approximately 70.28% of the outstanding common shares.

2. Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the ‘‘Compensation Proposal’’).  Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,358,730	52,576	7,877	NA

The Compensation Proposal received the affirmative vote of approximately 97.50% of common shares represented at the Special Meeting and entitled to vote thereon.

3. Proposal to approve any adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the Special Meeting (the ‘‘Adjournment Proposal’’).  Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,393,519	24,114	1,550	NA

The Adjournment Proposal received the affirmative vote of approximately 98.94% of common shares represented at the Special Meeting and entitled to vote thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc. (Registrant)

Date: October 13, 2020	By:	/s/ Curtis L. Garner, Jr.
	Name:	Curtis L. Garner, Jr.
	Title:	Chief Financial Officer